UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2010

           BRUNSWICK CORPORATION

          (Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 2.02.          Results of Operations and Financial Condition.

On October 28, 2010, Brunswick Corporation (“Brunswick”) announced its financial results for the third quarter of 2010. The news release issued by Brunswick announcing its third quarter 2010 earnings is incorporated herein by reference and is included as Exhibit 99.1 to this Current Report on Form 8-K.

In the news release, Brunswick uses non-GAAP financial measures. For purposes of SEC Regulation G, a “non-GAAP financial measure” is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Operating and statistical measures and certain ratios and other statistical measures are not non-GAAP financial measures. GAAP refers to generally accepted accounting principles in the United States.

Brunswick has used the financial measures that are included in the news release for several years, both in presenting its results to stockholders and the investment community and in its internal evaluation and management of its businesses. Brunswick’s management believes that these measures (including those that are non-GAAP financial measures) and the information they provide are useful to investors because they permit investors to view Brunswick’s performance using the same tools that Brunswick uses and to better evaluate Brunswick’s ongoing business performance. Brunswick’s management believes that the non-GAAP financial measure “free cash flow” is also useful to investors because it is an indication of cash flow that may be available for investment in future growth initiatives. Brunswick defines free cash flow as cash flow from operating and investing activities (excluding cash used for acquisitions and investments) and excluding financing activities.  Brunswick’s management believes that the measure “total liquidity” is useful to investors because it is an indication of Brunswick’s available highly liquid assets and immediate sources of financing. Brunswick defines total liquidity as “cash and cash equivalents” as presented in its consolidated balance sheets, plus amounts available under its asset-based lending facilities. The measure “diluted earnings (loss) per common share, as adjusted” is also believed to be useful to investors because it represents a measure of Brunswick’s earnings or losses, without the impact of restructuring, exit and impairment charges and special tax items.  Brunswick defines diluted earnings (loss) per common share, as adjusted, as diluted loss per common share, excluding the earnings or loss per share impact for restructuring, exit and impairment charges, as well as special tax items.  Additionally, Brunswick’s management believes that the measure “net debt” is useful to investors because it is an indication of Brunswick’s ability to repay its outstanding debt using its current cash and cash equivalents.  Brunswick defines net debt as the sum of short-term and long-term debt, less cash and cash equivalents.

The information in this report and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit

99.1	News Release, dated October 28, 2010, of Brunswick Corporation, announcing its third quarter 2010 earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: October 28, 2010	By:	/s/ ALAN L. LOWE
Name: Alan L. Lowe Title: Vice President and Controller

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1	News Release, dated October 28, 2010, of Brunswick Corporation, announcing its third quarter 2010 earnings.